                                                                    EXHIBIT 23.2

                       CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our name under the headings "CERTAIN TAX CONSIDERATIONS - United States Taxation" and "LEGAL OPINIONS" of the Prospectus included in this Registration Statement.

Date: May 12, 2005


                                             /s/ Shearman & Sterling LLP
                                             -----------------------------------
                                             Shearman & Sterling LLP